UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2004

APPLICA INCORPORATED

(Exact name of Registrant as specified in its charter)

Commission File Number 1-10177

Florida	59-1028301

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3633 Flamingo Road, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 883-1000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On November 17, 2004, Applica Incorporated and certain of its subsidiaries amended and restated its senior credit facility. The facility was extended to November 2009 and reduced to $175 million to eliminate unused capacity.

     A copy of the Amended and Restated Credit Agreement among Applica Incorporated, each of its subsidiaries party thereto, each of the lenders party thereto, Bank of America, N.A., as agent, and General Electric Capital Corporation, as documentation agent, dated November 17, 2004 is attached as Exhibit 10.1 to this report.

     A copy of the Second Amendment to Security Agreement among Applica Incorporated, each of its subsidiaries party thereto, and Bank of America, N.A., as agent, dated November 17, 2004 is attached as Exhibit 10.2 to this report.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 22, 2004	Applica Incorporated
	By:	/s/ Terry Polistina
Terry Polistina, Senior Vice President
and Chief Financial Officer of Applica Incorporated

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Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement among Applica Incorporated, each of its subsidiaries party thereto, each of the lenders party thereto, Bank of America, N.A., as agent, and General Electric Capital Corporation, as documentation agent, dated November 17, 2004

10.2	Second Amendment to Security Agreement among Applica Incorporated, each of its subsidiaries party thereto, and Bank of America, N.A., as agent, dated November 17, 2004

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